UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March [21], 2006
Coleman Cable, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	333-124334	36-4410887
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1530 Shields Drive, Waukegan, Illinois 60085
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (847) 672-2300
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
SIGNATURE

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
     (a) At a meeting on March 21, 2006, the Board of Directors of Coleman Cable, Inc., upon the recommendation of our management, determined that our financial statements for the quarterly period ended September 30, 2005 should be restated and, as a result, that our financial statements for those periods should no longer be relied upon. Subsequent to the issuance of the interim financial statements for the quarterly period ended September 30, 2005, we determined that an error resulting from an overpayment to a vendor had occurred in the recording of accounts payable and cost of goods sold for July 2005. The effect of the restatement decreased cost of goods sold by $1.3 million from $80.3 million, as previously reported, and increased gross profit, operating income, and net income by the same amount from $13.3 million, $6.9 million, and $2.1 million, respectively, as previously reported.
     We will include restated financial information for the quarterly period ended September 30, 2005 in our Annual Report on Form 10-K for the year ended December 31, 2005 and prospectively in our Form 10-Q for the quarterly period ending September 30, 2006.
     Our management and our Board of Directors have discussed the matters disclosed in this Current Report on Form 8-K with Deloitte & Touche LLP, our independent registered public accounting firm.
     (b) Not Applicable
     (c) Not Applicable

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coleman Cable, Inc.

Date: March 22, 2006	By:	/s/Richard N. Burger

Richard N. Burger,
Chief Financial Officer, Executive Vice President,
Secretary and Treasurer